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Exhibit 99.3

Selected Pro Forma Financial Information (Unaudited)

        The accompanying Pro Forma Consolidated Balance Sheet of Centiv, Inc. as of September 30, 2001 and the Pro Forma Statements of Consolidated Operations for the nine months ended September 30, 2001 and for the year ended December 31, 2000, have been prepared to reflect the historical financial position and the results of continuing operations as adjusted for reclassification of the Channels Business (previously sold as disclosed in the Company's proxy dated December 21, 2001) and the CalGraph Business as discontinued operations.

        In the opinion of management, all adjustments necessary to present fairly such pro forma financial statements have been made.

        The Pro Forma Consolidated Balance Sheet has been prepared as if the Channel Business and the CalGraph Business sales occurred on September 30, 2001 and the Pro Forma Statements of Consolidated Income have been prepared as if the sale of the Channel Business and CalGraph Business occurred on the first day of the respective periods presented.

        The pro forma financial information is unaudited and is not necessarily indicative of the results that would have occurred if the transactions had been consummated as of September 30, 2001 or at the beginning of the respective periods presented. The net proceeds will be used to repay outstanding debt.

        The pro forma consolidated financial information should be read in conjunction with the accompanying Notes to the Pro Forma Consolidated Statements and the historical consolidated financial statements and related notes to consolidated financial statements of Centiv, Inc.

Centiv, Inc. f/k/a Tekgraf, Inc.
Proforma Consolidated Balance Sheet
September 30, 2001
($ in thousand's)

	Centiv, Inc. As Reported	Deduct Channels Business Net Assets Sold(E)	Reclass CalGraph Business Net Assets(5)	Restated Centiv, Inc. (F)(6)	Channels Proforma Adjustments		CalGraph Proforma Adjustments		Proforma Results
Assets
Current Assets:
Cash & cash equivalents	325	—	—	325	—		—		325
Net Accounts Receivable	8,163	5,735	1,237	1,191	—		—		1,191
Intercompany Receivable	—	—	—	—	—		—		—
Net Inventory	7,316	4,451	1,992	873	641	(G)	—		1,514
Prepaid & other current assets	490	51	93	346	—		214	(7)	560
Income Tax Receivable	72	—	—	72	—		—		72
Deferred Taxes	—	—	—	—	—		—		—

Total Current Assets	16,366	10,237	3,322	2,807	641		214		3,662

Long Term Assets:
Net Property, Plant, & Equipment	3,490	653	788	2,049	—		—		2,049
Net Goodwill	1,989	1,989	—	—	—		—		—
Deferred income taxes	2,318	—	—	2,318	(304	)(H)	(43	)(8)	1,971
Other Long-Term Assets	99	27	23	49	—		354	(7)	403
Net assets of Discontinued Business	—	(8,828)	(1,530)	10,358	(8,828	)(L)	(1,530)		—

Total Long Term Assets	7,896	(6,159)	(719)	14,774	(9,132)		(1,219)		4,423

Total Assets	24,262	4,078	2,603	17,581	(8,491)		(1,005)		8,085

Liabilities & Equity:
Current Liabilities:
Current Debt	7,404	—	—	7,404	(6,177)		(1,050	)(10)	177
Current note payable	263	—	—	263	—		—		263
Accounts payable	5,516	3,934	108	1,474	115	(G)	—		1,589
Accrued expenses	2,723	144	451	2,128	295	(I)	230	(9)	2,653
Income taxes payables	—	—	—	—	—		—		—
Contract obligation and deferred income	2,200	—	2,044	156	—		—		156

Total Current Liabilities	18,106	4,078	2,603	11,425	(5,767)		(820)		4,838

Deferred income taxes	—	—	—	—	—		—		—
Total Liabilities	18,106	4,078	2,603	11,425	(5,767)		(820)		4,838
Stockholders' Equity:
Common Stock	5	—	—	5	—		—		5
Due from Stockholder	(2,074)	—	—	(2,074)	(250	)(J)	—		(2,324)
Additional paid-in capital	19,521	—	—	19,521	—		—		19,521
Retained earnings	(11,296)	—	—	(11,296)	(2,474	)(L)	(185	)(11)	(13,955)

Stockholders equity	6,156	—	—	6,156	(2,724)		(185)		3,247
Total Liabilities & Equity	24,262	4,078	2,603	17,581	(8,491)		(1,005)		8,085

See Notes to Proforma Consolidated Financial Statements
for the Nine Months Ended September 30, 2001 and for the Year Ended December 31, 2000

Centiv, Inc.
Pro Forma Consolidated Statement of Operations
Nine Months Ended September 30, 2001
($ in thousands, except shares and per share data)

	Centiv, Inc. As Reported	Deduct Discontinued Channels Business (A)	Deduct Discontinued CalGraph Business (1)	Centiv, Inc. As Restated(B)(2)	Channels Pro Forma Adjustments		CalGraph Pro Forma Adjustments		Pro Forma Results
Net Sales	54,098	39,140	5,802	9,156	—		—		9,156
Cost of goods sold	45,194	33,339	4,637	7,218	—		—		7,218

Gross Profit	8,904	5,801	1,165	1,938	—		—		1,938
Operating Expenses:
Selling, general and admin.	9,612	5,603	754	3,255	—		—		3,255
Depreciation	572	263	195	114	—		—		114
Amortization of goodwill	140	140	—	—	—		—		—
Income (Loss) from continuing operations before interest and income taxes	(1,420)	(205)	216	(1,431)	—		—		(1,431)
Interest expense, net	775	—	—	775	(760	)(C)	(19	)(3)	(4)
Income (Loss) before benefit for income taxes	(2,195)	(205)	216	(2,206)	760		19		(1,427)
Income taxes (Benefit)	(645)	8	82	(735)	289		7		(439)
Income (Loss) from continuing operations	(1,550)	(197)	134	(1,487)	471		12		(1,004)
Income (Loss) from discontinued operations (net of tax benefit)	—	—	—	(63)	197	(D)	(134	)(4)	—

Net Loss	(1,550)	(197)	134	(1,550)	668		(122)		(1,004)

Basic and diluted weighted average shares outstanding	4,982,618			4,982,618					4,982,618
Loss applicable to common shares:
Continuing operations	(0.31)			(0.31)					(0.20)
Discontinued operations	—			(0.01)					—

Net Loss	(0.31)			(0.31)					(0.20)

See Notes to Proforma Consolidated Financial Statements
for the Nine Months Ended September 30, 2001 and for the Year Ended December 31, 2000

Centiv, Inc.
Pro Forma Consolidated Statement of Operations
Year Ended December 31, 2000
($ in thousands, except shares and per share data)
Unaudited

	Centiv, Inc. As Reported	Deduct Discontinued Channels Business (A)	Deduct Discontinued CalGraph Business (1)	Centiv, Inc. As Restated(B)(2)	Channels Pro Forma Adjustments		CalGraph Pro Forma Adjustments		Pro Forma Results
Net Sales	95,703	71,853	8,607	15,243	—		—		15,243
Cost of goods sold	82,307	63,343	6,214	12,750	—		—		12,750

Gross Profit	13,396	8,510	2,393	2,493	—		—		2,493
Operating Expenses:
Selling, general and admin.	15,042	9,565	1,464	4,013	—		—		4,013
Depreciation	561	361	200	—	—		—		—
Amortization of goodwill	187	187	—	—	—		—		—
Restructuring charges	541	541	—	—	—		—		—
Income (Loss) from continuing operations before interest and income taxes	(2,935)	(2,144)	729	(1,520)	—		—		(1,520)
Other income/(expense)	41	—	—	41	—		—		41
Interest expense, net	375	—	—	375	(500	)(C)	(38	)(3)	(163)
Income (Loss) before benefit for income taxes	(3,269)	(2,144)	729	(1,854)	500		38		(1,316)
Income taxes (Benefit)	(1,053)	(721)	277	(609)	190		14		(405)
Income (Loss) from continuing operations	(2,216)	(1,423)	452	(1,245)	310		23		(911)
Income (Loss) from discontinued operations (net of tax benefit)	(118)	—	—	(1,089)	1,541	(D)	(452	)(4)	0

Net Loss	(2,334)	(1,423)	452	(2,334)	1,851		(429)		(911)

Basic and diluted weighted average shares outstanding	6,130,366			6,130,366					6,130,366
Loss applicable to common shares:
Continuing operations	(0.36)			(0.20)					(0)
Discontinued operations	(0.02)			(0.18)					0.00

Net Loss	(0.38)			(0.38)					(0.15)

See Notes to Proforma Consolidated Financial Statements for the
Nine Months Ended September 30, 2001 and for the Year Ended December 31, 2000

Centiv, Inc.

Notes to Proforma Consolidated Financial Statements

(Unaudited)
(all amounts in thousands)

CalGraph Proforma Financial Statement Footnotes:

  1.
  Reflects revenues and expenses associated with the CalGraph Business. Income taxes have been allocated using the effective tax rate of 38% on income before taxes.

  2.
  Reflects the historical financial statements of Centiv, restated to allocate operations between continuing and discontinued operations. Earnings per share was allocated between continuing and discontinuing operations.

  3.
  Represents a pro forma adjustment to interest expense relating to continuing operations attributable to decreased borrowings under Centiv's loan agreement, as if the transaction and repayment of debt occurred as of January 1st of the respective year presented. The weighted average interest rate for the periods ending September 30, 2001 and December 31, 2000 was 8.5% and 9.1%, respectively. The net cash proceeds were $1,050 less $230 of transaction costs for net proceeds of $820.

  4.
  Represents a pro forma adjustment to remove the effect of the discontinued operations upon the sale of the CalGraph Business.

  5.
  This column represents the historical cost of the CalGraph Business net assets.

  6.
  Centiv's balance sheet reflects the CalGraph Business net assets reclassified into one line called "Net assets of Discontinued Business".

  7.
  Reflects the present value of the minimum royalty payment of $625. The minimum monthly payment is $25 per month beginning in May 2002 over a 25 month period. The present value of the payments is $564 with $214 due within one year and classified as a current asset and the remaining $354 classified as a long term asset.

  8.
  This amount represents the estimated net deferred tax asset associated with the sale of the CalGraph Business net assets.

  9.
  Reflects the estimated transaction costs of the sale of the CalGraph Business. The transaction costs include Mesirow Financial fees, legal fees, and termination costs on employees not retained by buyer.

  10.
  Reflects the paydown of the current debt from the cash paid at closing of $1,050.

  11.
  Reflects the disposition on the net assets of the CalGraph Business and the recording of the net loss. The net loss is calculated as follows:

Consideration:
Cash at Closing	1,050
Present Value of royalty	568

1,618
Less:
Transaction Costs	(230)
Net Assets of GalGraph	(1,530)
Deferred Tax Benefit	(43)

(1,803)

Net loss on sale	(185)

Channels Proforma Financial Statement Footnotes:

  A.
  Reflects revenues and expenses associated with the Channels Business. Income taxes have been allocated using the effective tax rate of 38% on income before taxes plus amortization of goodwill.

  B.
  Reflects the historical financial statements of Tekgraf, restated to allocate operations between continuing and discontinued operations. Earnings per share was allocated between continuing and discontinuing operations.

  C.
  Represents a pro forma adjustment to interest expense relating to continuing operations attributable to decreased borrowings under Tekgraf's loan agreement, as if the transaction and repayment of debt occurred as of January 1st of the respective year presented. The weighted average interest rate for the periods ending September 30, 2001, December 31, 2000 and December 31, 1999 was 8.5%, 9.1% and 8.9%, respectively. The net cash proceeds were $7,905 less $250 loan to management for a net amount of $7,655. As of September 30, 2001, the net cash proceeds was $6,177 due to the projected post closing adjustment of $1,478 reflecting a decrease in the net assets of the Channels Business from June 30, 2001 to September 30, 2001.

  D.
  Represents a pro forma adjustment to remove the effect of the discontinued operations upon the sale of the Channels Business.

  E.
  This column represents the historical cost of the Channels Business net assets.

  F.
  Tekgraf's balance sheet reflects the Channels Business net assets reclassified into one line called "Net assets of Discontinued Business".

  G.
  Reflects the net assets of the Channels Business retained by Tekgraf. The items retained include inventory, other assets and accounts payable for certain vendors where the contracts have been terminated.

  H.
  This amount represents the estimated reduction in net deferred tax assets associated with the sale of the Channels Business net assets.

  I.
  Reflects the estimated transaction costs of the sale of the Channels Business. The transaction costs include Mesirow Financial fees, legal fees, and termination costs on employees not retained by buyer.

  J.
  Reflects loan to the management of SCB Acquisitions as discussed in the proxy.

  K.
  Reflects the paydown of the current debt from the net proceeds of the sale. The net cash proceeds were $7,905 less $250 loan to management for a net amount of $7,655. As of September 30, 2001, the net cash proceeds was $6,177 due to the projected post closing adjustment of $1,478 reflecting a decrease in the net assets of the Channels Business from June 30, 2001 to September 30, 2001. This adjustment is made up of the working capital adjustment of $1,418 and the net asset value adjustment of $60.

  L.
  Reflects the disposition on the net assets of the Channels Business and the recording of the net loss. The net loss is calculated as of September 30, 2001, as follows:

Sales Price	7,905
Less:
Working Capital Adjustment	(1,418)
Net Asset Adjustment	(60)
Net Sales Price	6,427
Less:
Net Assets of Channels Business	(8,828)
Transaction Costs	(295)
Net Assets retained by Tekgraf	526
Deferred income taxes on assets sold	(304)
Net loss on sale of Channels Business	(2,474)

QuickLinks

  Exhibit 99.3
Centiv, Inc. Notes to Proforma Consolidated Financial Statements (Unaudited) (all amounts in thousands)